[MORRISON & FOERSTER LLP LETTERHEAD]



SAN FRANCISCO                   ATTORNEYS AT LAW                    NEW YORK
LOS ANGELES                                                         BUENOS AIRES
PALO ALTO                 2000 PENNSYLVANIA AVENUE, NW              LONDON
WALNUT CREEK              WASHINGTON, D.C. 20006-1888               BRUSSELS
SACRAMENTO                  TELEPHONE (202) 887-1500                BEIJING
ORANGE COUNTY             TELEFACSIMILE (202) 887-0763              HONG KONG
SAN DIEGO                                                           SINGAPORE
DENVER                                                              TOKYO


                                January 12, 2001



Nations Funds Trust
111 Center Street
Little Rock, Arkansas  72201

         Re: Shares of Beneficial Interest of
             Nations Funds Trust
             -------------------

Dear Ladies and Gentlemen:

         We refer to Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (SEC File Nos. 333-89661; 811-09645) (the "Registration Statement") of Nations Funds Trust (the "Trust") relating to the registration of an indefinite number of Shares of Beneficial Interest of the Trust's Funds (collectively, the "Shares").

         We have been requested by the Trust to furnish this opinion as Exhibit 99.23i(1) to the Registration Statement.

         We have examined such records, documents, instruments, and certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Trust and the authorization for registration and sale of Shares of each of the Funds. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action, and assuming delivery of the Shares by sale or in accord with the Funds' dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

                      [MORRISON & FOERSTER LLP LETTERHEAD]



January 12, 2001
Page Two


         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information.

                                                     Very truly yours,



                                                     MORRISON & FOERSTER LLP